Exhibit 10.1

Stock Equity Transfer Agreement

Transferer: Jiang Shan Strategic Investment Management Ltd (Hereinafter referred as Co-party A for short)

Transferee: Kiwa Bio-Tech Products Group Ltd. (Hereinafter referred as Party B for short)

Whereas Co-party A in CABER HOLDINGS LTD company (Hereinafter referred as tender company) legally owns 100% shares of stock equity, (co-party A referred as tender company JIANG SHAN STRATEGIC INVESTMENT MANAGEMENT LTD all shareholders for the representative), co-party A intend to transfer its tender company’s 100% shares of stock equity.

CABER HOLDINGS LTD CHINESE NAME: Hong Kong Baina Group Co., Ltd.

Whereas Party B consent to transfer co-party A’s company owns 100% shares of stock equity.

Both Party A and Party B are willing, fairly and friendly to consent to the transfer of tender company’s stock equity and achieved the following agreement:

Article 1 Stock Equity Transfer

1. Co-party A agrees to transfer all of its tender company’s stock equity in the currency of $30,000 U.S. Dollars (Including the related transfer and registration fees) to Party B, and Party B accepts the offer.

2. Co-party A agrees to sell and Party B agrees to purchase the stock equity, including all the benefits and rights under those stock equity, and the above stock equity did not set any (including but not limited to) lien, mortgage and other third party’s rights or interests.

Article 2 Payment Methods of Stock Equity Price and Cost

1. Co-party A agrees to follow all the requirements in this contract, and use U.S Dollars as currency to transfer its tender company’s 100% shares of stock equity to Party B, Party B agrees on this price to transfer the stock equity.

2. Party B agrees to complete all the stock equity transactions with Co-party A within 45 days after the contract’s execution date.

Article 3 Co-Party A’s Declaration

1. Co-Party A is the only stock equity owner of the first article in this contract.

2. Co-Party A as a tender company shareholder but did not execute the obligation of company’s registration capital.

Article 4 Party B’s Declaration

1. Starting from the completion of the transferring process, Party B will hold obligations to the tender company.

2. Party B acknowledges and processes the corrected by-laws of the tender company.

3. Party B guarantees to follow Article 2 of this contract, which is the required payment method to pay the transfer payment of the stock equity.

Article 5 Stock Equity Transfer Fees and Change of Registration Procedure

1. Both parties agree to process the requirements in this contract, and the related fees that will induce by the stock equity transfer process will be undertook by Party B, Party B will pay 50 % of deposit after getting decision of the documentary approval from Co-party A’s shareholders.

2. After Party B pay all of the stock equity transfer payment, both parties will process the change of stock equity registration procedure.

Article 6 Contract Change and Cancellation

If one of the following situations is happened, the contract can be changed or canceled. Both Party A and B need to sign a changing or cancellation agreement.

1. Due to external cause that is beyond human control or without fault and unpreventable on a single party, lead to inability to perform this contract;

2. A single party loses the actual ability to fulfill the contract.

3. Due to a single party violates the contract, and seriously affects the economic benefits of the other party, which lead to unnecessary to fulfill the contract.

4. Due to changes in situations, both parties discuss and agree;

5. There are other changes or contract cancellations exist within the contract commitments.

Article 7 Responsibilities in Breach of Contract

In case a single party did not fulfill or seriously violated any obligations in this contract, the breaching parties need to compensate for all of the economics loses of the non-breaching party. Other than the obligations in this contract, non-breaching party can also reserve the rights to cancel this contract and claim for the compensations of all of the economic losses resulted from breaching party.

Article 8 Confidentiality Terms

1. Without the written consent from the other party, no party shall leak any business secrets or related information, which are known during the process of this contract to the third party. Legal or mandatory disclosure from the laws is the only exception.

2. Confidentiality terms are independent terms, regardless of this contract is signed changed, canceled or stopped etc, these terms are still effective.

Article 9 Resolution of Dispute

Any dispute arising or related from this contract between Party A and Party B shall be settled by friendly consultation. If the dispute cannot be settled, either party can follow the first method below to solve the dispute:

1. Submit the dispute to the Hong Kong Arbitration Commission for arbitration, and the arbitration shall be conducted in accordance with the present effective arbitration rules.

2. Shall be appealed to the tender company’s local court.

Article 10 Effective Terms and Others

1. This contract becomes effective from the date of stamping by both Party A and Party B.

2. Once the contract become effective, if one party needs to amend this contract, shall notify the other party in writing in 10 business days in advanced, and sign the supplementary agreement after both parties are consented in writing. Supplemental agreement and this agreement have the same effect.

3. This contract is quadruplicate, of which party A and party B shall hold one copy respectively, and the rest is sent to the relevant department to be exanimate or to put on record, all have the same legal effect.

4. This contract is made on November 30, 2015 in Guizhou.

Party A: Jiang Shan Strategic Investment Management Ltd.

/s/SONG ZHENG DONG

Representative: SONG ZHENG DONG

Date: 11/30/2015

Party B: Kiwa Bio-Tech Products Group Ltd.

/s/ Wang Yu-Fang

Representative: Wang Yu-Fang

Date: 11/30/2015